                                                      Pursuant to Rule 424(b)(3)
                                                      Registration No. 333-31344


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 27, 2000)


                        MILLENNIUM PHARMACEUTICALS, INC.

       $400,000,000 Principal Amount 5.50% Convertible Subordinated Notes
                              Due January 15, 2007

     4,753,920 Shares of Common Stock issuable upon conversion of the Notes

            211,554 Shares of Common Stock issuable upon exercise of
                 outstanding warrants to purchase common stock

                           --------------------------

     This prospectus supplement relates to resales by selling holders of:

     -    our 5.50% Convertible Subordinated Notes due January 15, 2007;

     -    our common stock into which the notes are convertible; and

     - our common stock issuable upon exercise of warrants to purchase our common stock held by GATX Capital Corporation and MM Ventures

     This prospectus supplement should be read in conjunction with the prospectus dated April 27, 2000, which is to be delivered with this prospectus supplement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                             ---------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              ---------------------

     The information in the table appearing in the prospectus under the heading "Selling Holders" is superseded in part by the information appearing in the following table:

                                                                       Number of
                                                                       Shares of                  Number of     Percentage of
                                                        Percentage       Common     Number of     Shares of       Shares of
                     Notes                    Notes     of the Notes     Stock      Shares of      Common          Common
                  Beneficially             Beneficially Beneficially  Beneficially   Common         Stock          Stock
                     Owned       Notes        Owned        Owned         Owned        Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After      After the     Prior to      Offered      Owned After     Owned After
 Securityholder    Offering     Hereby     Offering(1)   Offering      Offering      Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000) (in $1,000)
Amoco Corp.              656         656            0            0        7,796       7,796                0              0
Master Trust

Arkansas               2,132       2,132            0            0       25,338      25,338                0              0
Teachers
Retirement
System

                                                                       Number of
                                                                       Shares of                  Number of     Percentage of
                                                        Percentage       Common     Number of     Shares of       Shares of
                     Notes                    Notes     of the Notes     Stock      Shares of      Common          Common
                  Beneficially             Beneficially Beneficially  Beneficially   Common         Stock          Stock
                     Owned       Notes        Owned        Owned         Owned        Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After      After the     Prior to      Offered      Owned After     Owned After
 Securityholder    Offering     Hereby     Offering(1)   Offering      Offering      Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000) (in $1,000)

Associated               450         450            0            0         5,348       5,348              0              0
Electric & Gas
Insurance
Services Limited

Baptist Health           103         103            0            0         1,224       1,224              0              0
of South Florida

Boston Museum             83          83            0            0           986         986              0              0
of Fine Arts

Champion                 393         393            0            0         4,670       4,670              0              0
International
Corp.

City University           87          87            0            0         1,033       1,033              0              0
of New  York

Credit Suisse          2,818       2,818            0            0        33,491      33,491              0              0
First Boston
Corporation

David Lipscomb           105         105            0            0         1,247       1,247              0              0
University
General
Endowment

Deephaven             10,886      10,886            0            0       129,377     129,377              0              0
Domestic
Convertible
Trading Ltd

Donaldson,               575         575            0            0         6,833       6,833              0              0
Lufkin &
Jenrette
Securities Corp.

Engineers Joint          289         289            0            0         3,434       3,434              0              0
Pension Fund

EQAT Alliance          2,955       2,955            0            0        35,119      35,119              0              0
Growth & Income

Equitable Life         1,925       1,925            0            0        22,878      22,878              0              0
Assurance
Separate
Account -
Convertible

                                                                       Number of
                                                                       Shares of                  Number of     Percentage of
                                                        Percentage       Common     Number of     Shares of       Shares of
                     Notes                    Notes     of the Notes     Stock      Shares of      Common          Common
                  Beneficially             Beneficially Beneficially  Beneficially   Common         Stock          Stock
                     Owned       Notes        Owned        Owned         Owned        Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After      After the     Prior to      Offered      Owned After     Owned After
 Securityholder    Offering     Hereby     Offering(1)   Offering      Offering      Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000) (in $1,000)

EQAT Alliance          1,605       1,605            0            0        19,075      19,075              0              0
Growth Investors

Fidelity               8,250       8,250            0            0        98,049      98,049
Financial
Trust:
Fidelity
Convertible &
Securities Fund

Forest                   109         109            0            0         1,295       1,295              0              0
Alternative
Strategies Fund
II LP A5M

Forest Fulcrum           900         900            0            0        10,696      10,696              0              0
Fund LP

Forest Global          6,625       6,625            0            0        78,736      78,736              0              0
Convertible
Fund A-5

Goldman Sachs         16,176      16,176            0            0       192,248     192,248              0              0
and Company

Grady Hospital           136         136            0            0         1,616       1,616              0              0

HBK Master Fund        2,500       2,500            0            0        29,712      29,712              0              0
L.P.

Jeffries & Co.           656         656            0            0         7,796       7,796              0              0
Inc.

JAS Securities         1,500       1,500            0            0        17,827      17,827              0              0

J.P. Morgan            7,054       7,054            0            0        83,835      83,835              0              0
Securities Inc.

KBC Financial          2,000       2,000            0            0        23,769      23,769              0              0
Products

Key Asset                350         350            0            0         4,159       4,159              0              0
Management,
Inc., as Agent
for the Victory
Convertible
Securities Fund

                                                                       Number of
                                                                       Shares of                  Number of     Percentage of
                                                        Percentage       Common     Number of     Shares of       Shares of
                     Notes                    Notes     of the Notes     Stock      Shares of      Common          Common
                  Beneficially             Beneficially Beneficially  Beneficially   Common         Stock          Stock
                     Owned       Notes        Owned        Owned         Owned        Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After      After the     Prior to      Offered      Owned After     Owned After
 Securityholder    Offering     Hereby     Offering(1)   Offering      Offering      Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000) (in $1,000)

Local                     56          56            0            0           665         665              0              0
Initiatives
Support
Corporation

Lord Abbett            7,600       7,600            0            0        90,324      90,324              0              0
Bond Debenture
Fund

Lyxor Master           1,000       1,000            0            0        11,884      11,884              0              0
Fund c/o Forest
Investment
Management LLC

Maryland State         3,397       3,397            0            0        40,372      40,372              0              0
Retirement
System

New Orleans              139         139            0            0         1,651       1,651              0              0
Firefighters

Nicholas-Applegate       738         738            0            0         8,770       8,770              0              0
Convertible Fund

Occidental               240         240            0            0         2,852       2,852              0              0
Petroleum

Physicians Life          226         226            0            0         2,685       2,685              0              0

Q Opportunity          3,500       3,500            0            0        41,596      41,596              0              0
Fund Ltd.

Robertson              8,000       8,000            0            0        95,078      95,078              0              0
Stephens

Pilgrim                2,765       2,765            0            0        32,861      32,861              0              0
Convertible Fund

S G Cowen              7,000       7,000            0            0        83,193      83,193              0              0
Securities Corp.

Sagamore Hill          6,250       6,250            0            0        74,280      74,280              0              0
Hub Fund Ltd.

                                                                       Number of
                                                                       Shares of                  Number of     Percentage of
                                                        Percentage       Common     Number of     Shares of       Shares of
                     Notes                    Notes     of the Notes     Stock      Shares of      Common          Common
                  Beneficially             Beneficially Beneficially  Beneficially   Common         Stock          Stock
                     Owned       Notes        Owned        Owned         Owned        Stock       Beneficially   Beneficially
    Selling        Prior to     Offered       After      After the     Prior to      Offered      Owned After     Owned After
 Securityholder    Offering     Hereby     Offering(1)   Offering      Offering      Hereby       Offering(1)    Offering(1)
                  (in $1,000)  (in $1,000) (in $1,000)

San Diego City           580         580            0            0         6,893       6,893              0              0
Retirement

San Diego              1,408       1,408            0            0        16,733      16,733              0              0
County
Convertible

Shell Pension            376         376            0            0         4,468       4,468              0              0
Trust

The Frist                285         285            0            0         3,387       3,387              0              0
Foundation

Tribeca               29,000      24,000            0            0       344,659     285,235              0              0
Investments LLC

Wake Forest              692         692            0            0         8,224       8,224              0              0
University

Writers                  179         179            0            0         2,127       2,127              0              0
Guild-Industry
Health Fund


     (1) We do not know if, when or in what amounts a selling securityholder may offer securities for sale and we do not know that the selling securityholders will sell any or all of the securities offered hereby. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because there are currently no other agreements, arrangements or understandings with respect to the sale of any of the securities that will be held by the selling securityholders, no estimate can be given as to the amount of the securities that will be held by the selling securityholders after completion of the offering made by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, no securities will be held by the selling securityholders.



            The date of this prospectus supplement is August 9, 2000.